Exhibit 99.1

TubeMogul Reports Financial Results for Second Quarter 2014

Total Spend, Revenue and Gross Profit More Than Doubled Year-Over-Year

EMERYVILLE, California - August 26, 2014 – TubeMogul, Inc. (NASDAQ: TUBE), an enterprise software company for digital branding that provides a self-serve video buying platform to advertisers, today reported financial results for its second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights:

•	Total Spend[1] was $61.1 million, an increase of 143% compared to $25.2 million in the second quarter of 2013.

•	Revenue was $28.7 million, an increase of 127% compared to $12.6 million in the second quarter of 2013.

•	Gross profit was $19.6 million, an increase of 135% compared to $8.4 million in the second quarter of 2013.

•	Operating income was $1.7 million, compared to an operating loss of $(2.1) million for the second quarter of 2013.

•	Net income was $2.1 million, compared to a net loss of $(2.6) million for the second quarter of 2013.

•	Adjusted EBITDA[1] was $2.5 million, compared to a loss of $(2.3) million for the second quarter of 2013.

[1]	Total Spend and Adjusted EBITDA income/(loss) are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliations at the end of this release.

“TubeMogul delivered strong financial results in the second quarter as clients continue to adopt our self-serve software to execute their global video advertising campaigns,” said Brett Wilson, CEO of TubeMogul.

Second Quarter 2014 Business Highlights:

•	Increased video advertising spend on self-serve campaigns through TubeMogul’s Platform Direct offering by 166% year-over-year to $44 million, representing 72% of Total Spend in the second quarter of 2014, compared to 66% in the second quarter of 2013.

•	Increased the number of Platform Direct clients at the end of the second quarter of 2014 to 283, up from 143 clients at the end of the second quarter of 2013.

•	Announced a digital video partnership with Mondelēz International, the global snack food company which makes products including Oreo, Chips Ahoy! and Triscuit. Mondelēz is using TubeMogul’s software for all of its North American digital video planning, buying, ad serving and reporting. The partnership reflects the growing trend of brands utilizing programmatic buying and self-serve software to improve digital video effectiveness.

•	Announced a nationwide partnership with Harmelin Media, one of the largest independent full service media agencies in the United States. Harmelin’s in-house programmatic buying team has consolidated more than a dozen video vendors onto a single platform using TubeMogul’s software. Harmelin is also leveraging TubeMogul’s BrandPoint to accurately plan, buy and measure digital video on a gross rating point (GRP) basis, effectively unifying their TV and digital video buying strategies.

•	Named one of the Bay Area’s Best Places to Work by the San Francisco Business Times and the Silicon Valley Business Journal. The award is based on employee assessments of the company’s collaborative culture, progressive management philosophy and history of community development activities in the East Bay.

Forward Outlook:

The Company’s third quarter 2014 and full year 2014 guidance is as follows:

Third Quarter 2014

•	Total Spend in the range of $46 million to $48 million

•	Total revenue in the range of $20 million to $22 million

•	Total gross profit in the range of $13 million to $15 million

•	Adjusted EBITDA loss in the range of $(9) million to $(7) million

Fiscal Year 2014

•	Total Spend in the range of $218 million to $222 million

•	Total revenue in the range of $98 million to $102 million

•	Total gross profit in the range of $66 million to $70 million

•	Adjusted EBITDA loss in the range of $(16) million to $(12) million

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results. To listen to the live conference call, please dial (719) 785-1753 or toll free (888) 481-2877, access code 7689315, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.tubemogul.com. A telephonic replay of the conference call will be available two hours after the call, will run until September 5, 2014, and may be accessed by dialing (719) 457-0820 or (888) 203-1112 and entering the passcode 7689315.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul is an enterprise software company for digital branding. By reducing complexity, improving transparency and leveraging real-time data, our self-serve platform enables advertisers to gain greater control of their digital video advertising spend and to achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is based in Emeryville, California with operations in New York, London, Singapore, Tokyo, Sydney, Toronto and offices across the United States.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy and growth and forecasted financial results and operating metrics including total spend, total revenue, total gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements , including, but not limited to our limited operating history, particularly as a new public company; risks associated with our growth; risks related to our future financial performance; our ability to maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the digital video and video advertising markets, our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our prospectus filed with the Securities and Exchange Commission on July 18, 2014 and in subsequent Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenue:
Platform Direct	$3,976	$11,567	$6,288	$20,815
Platform Services	8,665	17,148	15,933	29,926

Total revenue	12,641	28,715	22,221	50,741

Cost of revenue	4,288	9,108	7,680	15,323

Gross profit	8,353	19,607	14,541	35,418

Operating expenses:
Research and development	2,804	4,940	5,150	8,748
Sales and marketing	5,301	8,285	9,417	16,214
General and administrative	2,352	4,704	3,827	9,142

Total operating expenses	10,457	17,929	18,394	34,104

(Loss) Income from operations	(2,104)	1,678	(3,853)	1,314

Other (expense) income, net:
Interest expense, net	(45)	(79)	(93)	(120)
Change in fair value of convertible preferred stock warrant liability	(20)	449	(19)	168
Foreign exchange (loss) gain	(417)	128	(511)	92

Other (expense) income, net	(482)	498	(623)	140

Net (loss) income before income taxes	(2,586)	2,176	(4,476)	1,454
Provision for income taxes	(20)	(92)	(34)	(137)

Net (loss) income	$(2,606)	$2,084	$(4,510)	$1,317

Net (loss) income attributable to common stockholders, basic and diluted	$(2,606)	$369	$(4,510)	$—

Net (loss) income per share attributable to common stockholders:
Basic	$(0.39)	$0.05	$(0.68)	$—

Diluted	$(0.39)	$0.01	$(0.68)	$—

Weighted-average shares used to compute earnings per share attributable to common stockholders:
Basic	6,609,434	6,939,232	6,599,316	6,867,271
Diluted	6,609,434	25,766,430	6,599,316	25,683,673

TUBEMOGUL, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2013	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$19,475	$24,850
Accounts receivable, net of allowance for doubtful accounts	46,920	65,143
Prepaid expenses and other current assets	1,420	1,222
Total current assets	67,815	91,215

Deferred tax assets	468	468
Property, equipment and software, net	1,467	3,042
Deferred offering costs	129	2,141
Restricted cash	334	742
Other assets	402	410

Total assets	$70,615	$98,018

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,032	$24,695
Accrued liabilities	34,414	26,931
Convertible note	419	446
Current portion of note payable, net of discount	1,416	1,452
Convertible preferred stock warrant liability	684	516
Deferred revenue	467	968
Deferred tax liabilities	468	468
Line of credit	—	11,800

Total current liabilities	41,900	67,276
Deferred rent	97	375
Note payable, net of current portion and discount	1,363	627

Total liabilities	43,360	68,278
Stockholders’ equity:
Convertible preferred stock:
Series A; $0.001 par value; 4,177,390 shares authorized; 2,088,704 issued and outstanding; aggregate liquidation preference of $2,532	2	2
Series A-1; $0.001 par value; 7,847,028 shares authorized; 3,846,357 shares issued and outstanding; aggregate liquidation preference of $3,365	4	4
Series B; $0.001 par value; 10,298,658 shares authorized; 5,149,330 issued and outstanding; aggregate liquidation preference of $10,000	5	5
Series C; $0.001 par value; 8,851,871 shares authorized; 4,425,939 shares issued and outstanding; aggregate liquidation preference of $28,658	5	5
Common stock; $0.001 par value; 62,000,000 shares authorized; 6,674,757 and 6,958,437 shares issued and outstanding as of December 31, 2013 and June 30 2014, respectively	7	7
Additional paid-in capital	46,116	47,414
Accumulated deficit	(18,841)	(17,524)
Accumulated other comprehensive loss	(43)	(173)

Total stockholders’ equity	27,255	29,740

Total liabilities and stockholders’ equity	$70,615	$98,018

TUBEMOGUL, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2014
Cash flows from operating activities:
Net (loss) income	$(4,510)	$1,317
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	94	308
Loss (gain) on change in value of convertible preferred stock warrant liability	19	(168)
Provision for doubtful accounts	(24)	517
Provision for credit memos	—	1,060
Stock-based compensation expense	231	1,048
Changes in operating assets and liabilities:
Accounts receivable	(1,347)	(19,800)
Prepaid expenses and other current assets	(2,237)	198
Other assets	(9)	(8)
Accounts payable	(2,554)	20,663
Accrued liabilities	8,225	(7,483)
Deferred rent	(3)	278
Deferred revenue	(124)	501
Deferred offering costs	—	(2,012)
Deferred tax liabilities	60	—

Net cash used in operating activities	(2,179)	(3,581)

Cash flows from investing activities:
Restricted cash	—	(408)
Purchases of property, equipment and software	(819)	(1,883)

Net cash used in investing activities	(819)	(2,291)

Cash flows from financing activities:
Proceeds from issuance of Series C preferred stock, net of issuance cost	10,913	—
Repayments on notes payable	(667)	(700)
Proceeds from line of credit	—	11,800
Proceeds from issuance of convertible note	212	27
Proceeds from options exercised	2	250

Net cash provided by financing activities	10,460	11,377

Effect of exchange rate changes	(8)	(130)

Net increase in cash and cash equivalents	7,454	5,375
Cash and cash equivalents, beginning of period	19,670	19,475

Cash and cash equivalents, end of period	$27,124	$24,850

Supplemental disclosures:
Cash paid for interest	$94	$122
Deferred offering costs recorded in accounts payable and accrued liabilities	$—	$629

TUBEMOGUL, INC.

Key Metrics

(in thousands, except number of clients)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Key Metrics
Platform Direct Spend	$16,495	$43,952	$25,558	$79,222
Platform Services Spend	8,665	17,148	15,933	29,926

Total Spend	$25,160	$61,100	$41,491	$109,148

Platform Direct revenue	$3,976	$11,567	$6,288	$20,815
Platform Services revenue	8,665	17,148	15,933	29,926

Total revenue	$12,641	$28,715	$22,221	$50,741

Gross profit	$8,353	$19,607	$14,541	$35,418
Gross margin	66%	68%	65%	70%
Adjusted EBITDA	$(2,344)	$2,547	$(4,053)	$2,653
Number of Platform Direct Clients	143	283	143	283

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, platform direct spend, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand our business, make operating decisions and understanding and evaluating our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Total Spend is strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and board of directors to understand our business and make operating decisions. A limitation of each of Total Spend and Platform Direct Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net income/loss before interest expense, net, provision for income tax, depreciation and amortization expense excluding amortization of internal use software development costs, stock-based compensation expense and change in fair value of convertible preferred stock warrant liability. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	although depreciation and amortization expense (excluding amortization of internal use software development costs) are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see “Reconciliation of Total Spend and Platform Direct Spend,” and “Reconciliation of Adjusted EBITDA” included in this press release.

TUBEMOGUL, INC.

Reconciliation of Total Spend and Platform Direct Spend

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Platform Direct Revenue	$3,976	$11,567	$6,288	$20,815
Plus: Non-GAAP Platform Direct Media Cost	12,519	32,385	19,270	58,407

Platform Direct Spend	$16,495	$43,952	$25,558	$79,222

Platform Services Spend	$8,665	$17,148	$15,933	$29,926

Total Spend	$25,160	$61,100	$41,491	$109,148

TUBEMOGUL, INC.

Reconciliation of Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Net loss	$(2,606)	$2,084	$(4,510)	$1,317
Interest expense, net	45	79	93	120
Provision for income taxes	20	92	34	137
Depreciation and amortization expense, excluding amortization of internal use software development costs	48	109	80	199
Stock-based compensation expense	129	632	231	1,048
Change in fair value of convertible preferred stock warrant liability	20	(449)	19	(168)

Adjusted EBITDA	$(2,344)	$2,547	$(4,053)	$2,653

Investor Relations Contact:

Alex Wellins, (415) 217-5861

The Blueshirt Group

investor@tubemogul.com